Exhibit 32.2

PMGC HOLDINGS INC.

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Graydon Bensler, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of PMGC Holdings Inc. on Form 10-K for the fiscal year ended December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of PMGC Holdings Inc.

Date: March 30, 2026

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the U.S. Securities and Exchange Commission and is not to be incorporated by reference into any filing of PMGC Holdings Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.